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As filed with the Securities and Exchange Commission on September 30, 2003

Registration Nos. 333-, 333-, 333-, 333-,

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIONBANCAL CORPORATION	Delaware	94-1234979
UNIONBANCAL FINANCE TRUST II	Delaware	94-3313838
UNIONBANCAL FINANCE TRUST III	Delaware	94-3313845
UNIONBANCAL FINANCE TRUST IV	Delaware	94-3313846
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 California Street
San Francisco, California 94104
(415) 765-2969
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

John H. McGuckin, Jr.
Executive Vice President
UnionBanCal Corporation
400 California Street
San Francisco, California 94104
(415) 765-2969
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agents for Service)

With A Copy To:
Gregg A. Noel
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock of UnionBanCal Corporation
Preferred Stock of UnionBanCal Corporation
Depositary Shares representing Preferred Stock of UnionBanCal Corporation(4)
Preferred Securities of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV
Senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, "Debt Securities") of UnionBanCal Corporation
Guarantee of Preferred Securities of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, by UnionBanCal Corporation(5)

Total	$1,000,000,000	$1,000,000,000	$25,300

(1)
Pursuant to General Instruction II.D of Form S-3, the amount to be registered is not specified as to each class of securities. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of the securities registered hereby will not exceed $1,000,000,000. This Registration Statement includes such indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares and such indeterminate principal amount of Debt Securities and such indeterminate number of Preferred Securities of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV as may from time to time be issued at indeterminate prices. Debt Securities may be issued and sold to UnionBanCal Finance Trusts II, III and IV, in which event such Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of UnionBanCal Finance Trusts II, III and IV and the distribution of the assets thereof. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the total filing fee due for this Registration Statement ($80,900) is offset by a filing fee of $55,600 previously paid with respect to $200,000,000 aggregate offering price of securities previously registered under the Registrants' Registration Statement Nos. 333-67581, 333-67581-02, 333-67581-03, 333-67581-04, originally filed with the Commission on November 19, 1998, and remaining unsold as of the date hereof.

(4)
Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If fractional interests in shares of Preferred Stock are issued, Depositary Receipts will be distributed for such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(5)
Includes the rights of holders of the Preferred Securities and certain back-up obligations of UnionBanCal Corporation as further described in this Registration Statement. No separate consideration will be received for any Guarantees or the back-up obligations and, pursuant to Rule 457(n) under the Securities Act, no separate fee is payable in respect thereof.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold under the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Dated September 30, 2003

Prospectus
$1,000,000,000

UNIONBANCAL FINANCE TRUST II UNIONBANCAL FINANCE TRUST III UNIONBANCAL FINANCE TRUST IV
Common Stock, Preferred Stock, Depositary Shares and Debt Securities	Trust Preferred Securities Guaranteed By UnionBanCal Corporation

UNIONBANCAL CORPORATION

  •
  may sell common stock to the public;

  •
  may sell preferred stock to the public;

  •
  may sell depositary shares representing preferred stock to the public;

  •
  may sell debt securities to the public; and

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  will fully and unconditionally guarantee the payment by each trust of any trust preferred securities.

THE TRUSTS

        Each of UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV may:

  •
  sell trust preferred securities to the public;

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  sell trust common securities to UnionBanCal Corporation;

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  use the proceeds from these sales to buy an equal amount of debt securities of UnionBanCal Corporation; and

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  distribute the cash payments it receives on the debt securities it owns to the holders of the trust preferred and trust common securities.

        The common stock of UnionBanCal Corporation is listed on the New York Stock Exchange under the symbol "UB." Our principal executive offices are located at 400 California Street, San Francisco, California, 94104, telephone (415) 765-2969.

        We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                        , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
WHERE YOU CAN FIND MORE INFORMATION	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
UNIONBANCAL CORPORATION	1
THE TRUSTS	1
USE OF PROCEEDS	3
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	3
DESCRIPTION OF SECURITIES	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEPOSITARY SHARES	6
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	8
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES	24
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY EACH TRUST	27
PLAN OF DISTRIBUTION	28
LEGAL OPINIONS	29
EXPERTS	29

        Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "UnionBanCal Corporation," "the company," "we," "our," "us" or similar terms refer to UnionBanCal Corporation, together with its subsidiaries.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is listed on the New York Stock Exchange, and these reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

        This prospectus is part of a registration statement filed with the SEC by us and the trusts. The full registration statement can be obtained from the SEC as indicated above, or from us.

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede

i

this information. We incorporate by reference the following documents that have been filed with the SEC:

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  Annual Report on Form 10-K for the year ended December 31, 2002 and all amendments thereto;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

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  Current Report on Form 8-K dated January 7, 2003.

        We also incorporate by reference any future filings (other than current reports furnished under Item 9 or Item 12 of Form 8-K) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

        We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, UnionBanCal Corporation, 400 California Street, San Francisco, California 94104 (telephone 415-765-2969).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Some of the forward-looking statements can be identified by the use of forward-looking words including, but not limited to, "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, those included in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the heading "Certain Business Risk Factors," in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

        You should not place undue reliance on any such forward-looking statements. Except to the extent required by federal securities laws, we do not intend to update forward-looking information or to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ii

UNIONBANCAL CORPORATION

        We are a California-based commercial bank holding company. Our principal subsidiary is Union Bank of California, N.A., which at June 30, 2003 was the fourth largest commercial bank in California, based on both total assets and total deposits in California. Having roots as far back as 1864, we are among the oldest banks on the West Coast. We currently have 277 banking offices in California, 4 banking offices in Oregon and Washington, and 18 international banking facilities. We and our banking subsidiary were created on April 1, 1996, by the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control, similar to a pooling of interests. We were originally formed as a California corporation. Effective September 30, 2003, we reincorporated as a Delaware corporation. The Bank of Tokyo-Mitsubishi, Ltd., or "BTM," presently owns approximately 63% of our common stock.

        We provide a wide range of financial services to retail customers, small businesses, middle-market companies and major corporations. These services include offering a variety of personal and commercial financial products and services, including consumer and small-business lending, corporate and international lending and cash management, treasury, trust and investment advisory services. Most of our customers are located in California, the nation's most populous state with over 35 million residents.

        As of June 30, 2003, our total assets were $42.7 billion, total deposits were $35.4 billion and total shareholders' equity was $3.9 billion. Our net income for the six months ended June 30, 2003 was $280.3 million, and net income per diluted share was $1.85.

THE TRUSTS

        We created the Delaware statutory trusts by executing, as sponsor, separate Declarations of Trust with five appointed trustees for each trust. The trusts are named UnionBanCal Finance Trust II, UnionBanCal Finance Trust III, and UnionBanCal Finance Trust IV (each a "Trust"). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for each Trust that will state the terms and conditions for each Trust to issue and sell its preferred securities and common securities. A form of such trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

        Each Trust will exist solely to:

  •
  issue and sell its preferred and common securities;

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  use the proceeds from the sale of its preferred and common securities to purchase a series of UnionBanCal Corporation's debt securities; and

  •
  engage in other activities that are necessary or incidental to these purposes.

        We will purchase all of the common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust's total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

        The trust preferred securities will be guaranteed by UnionBanCal Corporation as described later in this prospectus and the applicable prospectus supplement.

        We have appointed five trustees to conduct the Trusts' business and affairs:

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  Bank One Trust Company, N.A. as the "Property Trustee";

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  Bank One, Delaware Inc. as the "Delaware Trustee"; and

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  Three officers of UnionBanCal Corporation as the "Regular Trustees."

        Only UnionBanCal Corporation, as owner of the common securities of each Trust, can remove or replace the trustees. In addition, we can increase or decrease the number of trustees. The majority of trustees, however, will always be Regular Trustees.

        We will pay all fees and expenses related to each Trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each Trust, except each Trust's obligations under the related preferred and common securities.

        The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons summarized above.

USE OF PROCEEDS

        The net proceeds of the sale of the trust common and trust preferred securities issued by each Trust will be invested by the applicable Trust in the related series of our debt securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use those proceeds, in addition to the net proceeds of any securities sold by us, for possible repurchases of our outstanding securities and for general corporate purposes, including working capital, acquisitions and other business opportunities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented.

	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2002	2003
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	3.99x	3.73x	3.50x	5.31x	12.07x	10.95x	17.04x
Including interest on deposits	1.86x	1.87x	1.71x	2.05x	3.53x	3.23x	4.66x

        For purposes of computing these ratios, earnings represent consolidated income before income taxes and cumulative effects of accounting changes plus consolidated fixed charges. Combined fixed charges represent interest expense, including interest on deposits where indicated, and such portion of rental expense deemed representative of the interest factor. The denominator is increased for preferred stock dividend requirements which represent the amount of pre-tax earnings required to cover such dividend requirements. UnionBanCal Corporation had no preferred stock outstanding for any of the periods presented.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of our common stock, preferred stock, depositary shares and debt securities; the trust preferred securities of the Trusts; and our trust preferred securities guarantees relating to each Trust. The securities issued by the Trusts will be identical with respect to each Trust, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation, our bylaws and the Delaware General Corporation Law ("DGCL"). Our restated certificate of incorporation and bylaws have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 305,000,000 shares, of which 300,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. As of September 30, 2003,            shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding. All of our outstanding shares of common stock are fully paid and non assessable.

Common Stock

        Voting.    Each holder of shares of our common stock is entitled to one vote for each share held on all matters to be voted upon by our shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Our restated certificate of incorporation does not provide for cumulative voting in the election of directors.

        Our restated certificate of incorporation contains a requirement that the holders of our common stock receive common stock in a merger of the corporation with, directly or indirectly, a holder of more than 50% of our common stock unless at least 90% of our stockholders approve the transaction or unless the transaction is approved at a "fairness hearing" by the California Commissioner of Corporations.

        Dividend Rights.    Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

        Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock. Because we are a holding company, holders of our common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of our subsidiaries' creditors are paid, except to the extent that we are creditors of, and may have recognized claims against, such subsidiaries.

        Conversion, Redemption and Preemptive Rights.    Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

        Stock Exchange Listing.    Our common stock is listed on the New York Stock Exchange under the symbol "UB."

Preferred Stock

        Under our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series without further stockholder approval. The board has discretion to determine the number and the rights, preferences, privileges and restrictions of each series, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Written Consents

        Our bylaws provide that any action of our stockholders may be taken by written consent of the holders, without a meeting and without prior notice, if approved by holders of not less than the minimum number of votes that would be necessary to authorize such action at a meeting. As a result, BTM, which presently owns approximately 63% of our outstanding common stock, could take certain actions by written consent without the consent of, or prior notice to, our other stockholders.

Delaware Law

        We are incorporated under the DGCL. Under the DGCL, the affirmative vote of a majority of the shares entitled to vote is required to amend our certificate of incorporation. This vote would be in addition to any separate vote to which a future class of our preferred stock may be entitled. Our bylaws may be amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon or by the affirmative vote of a majority of our board of directors.

        We have elected not to be subject to Section 203 of the DGCL, which, in general, prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder, subject to certain conditions and exceptions. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

Limitation on Liability of Directors and Indemnification

        Our restated certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We also maintain directors' and officers' liability insurance.

        As permitted by Delaware law, our restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

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  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

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  the payment of dividends or the redemption or purchase of stock in violation of Delaware law;

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  any breach of his or her duty of loyalty to us or our stockholders; or

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  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        Our restated certificate of incorporation also provides that if the DGCL is amended to further eliminate or limit the liability of directors, then the liability of our directors, in addition to the limitation on personal liability provided in our restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. However, our bylaws provide that we may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

        Computershare Investor Services, LLC acts as transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

        If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

        The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

        We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

        We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares, or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment Of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The following description of the trust preferred securities does not purport to be complete and is subject to and qualified in its entirety by reference to the trust declaration for each Trust and the indenture between UnionBanCal Corporation and Bank One Trust Company, N.A., as trustee, relating to our issuance of the debt securities, as supplemented by resolution of our board of directors or by supplemental indenture. You should read these documents as they, and not this description, define your rights as a holder of the trust preferred securities. These documents, or forms thereof, have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

        Each trust declaration authorizes the Regular Trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its trust preferred and trust common securities to purchase a series of our debt securities. The Property Trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

        We will guarantee the trust preferred securities under a trust preferred securities guarantee. We will agree to make payments of distributions and payments on redemption or liquidation with respect to each Trust's preferred securities, but only to the extent that the Trust has funds available to make those payments and has not made such payments. See "Description of the Trust Preferred Securities Guarantees."

        The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

        Each trust preferred securities guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust.

        Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Property Trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

        Each series of trust preferred securities will have the terms, including distributions, redemption, voting and liquidation rights and such other preferred, deferred or other special rights or such restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

        The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the trust preferred securities, including:

  •
  the name of the trust preferred securities;

  •
  the dollar amount and number of trust preferred securities issued;

  •
  the annual distribution rate(s), or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

  •
  any provision relating to deferral of distribution payments;

  •
  the date from which distributions will be cumulative;

  •
  the conversion or exchange provisions, if any, including the price or rate and adjustments thereto for which trust preferred securities will be converted or exchanged, in whole or in part;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of the trust preferred securities;

  •
  the voting rights, if any, of holders of the trust preferred securities;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  whether issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Each prospectus supplement will describe the U.S. federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by that prospectus supplement.

Liquidation Distribution Upon Dissolution

        Unless otherwise specified in the applicable prospectus supplement, each trust declaration states that the related Trust shall be dissolved:

  •
  on the expiration of the term of such Trust;

  •
  upon the bankruptcy of UnionBanCal Corporation;

  •
  upon the filing of a certificate of dissolution or its equivalent with respect to UnionBanCal Corporation;

  •
  upon the filing of a certificate of cancellation with respect to the related Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred and trust common securities of such Trust, voting together as a single class;

  •
  90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

  •
  upon the written direction from us and after the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the Regular Trustees receive an opinion of nationally recognized counsel to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination of the Trust and the distribution of the debt securities;

  •
  upon the occurrence of certain tax, regulatory or other specified events that could result in the termination of the Trust and the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the Trust;

  •
  before the issuance of any securities with the consent of all Regular Trustees and UnionBanCal Corporation;

  •
  upon the redemption of all of the trust common and trust preferred securities of such Trust; or

  •
  upon entry of a court order for the dissolution of UnionBanCal Corporation or the Trust.

        Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust preferred and trust common securities issued by such Trust will be entitled to receive:

  •
  cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, unless

  •
  debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities.

        After the liquidation date is fixed for any distribution of debt securities:

  •
  the trust preferred securities will no longer be deemed to be outstanding;

  •
  DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

  •
  any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

        If the Trust cannot pay the full amount due on its trust preferred and trust common securities because sufficient assets are not available for payment, then the amounts payable by the Trust on its trust preferred and trust common securities shall be paid pro rata. However, if an event of default under the related trust declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Declaration Events of Default

        An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See "Description of Debt Securities—Events of Default."

        Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the capital securities have been cured or eliminated.

        UnionBanCal Corporation and the Regular Trustees of a Trust must file annually with the Property Trustee for such Trust a certificate stating whether or not UnionBanCal Corporation is in compliance with all the applicable conditions and covenants under the related trust declaration.

        Upon the occurrence of an event of default under the trust declaration, the Property Trustee of the applicable Trust, as the sole holder of the debt securities held by such Trust, will have the right under the indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

        If a Property Trustee fails to enforce its rights under the related trust declaration or the indenture to the fullest extent permitted by law and subject to the terms of the trust declaration and the indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the Property Trustee's rights under the trust declaration or the indenture without first instituting a legal proceeding against such Property Trustee or any other person.

        If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies to collect its pro rata share of payments owed.

Removal and Replacement of Trustees

        Only UnionBanCal Corporation, as the only holder of a Trust's trust common securities, has the right to remove or replace the trustees of such Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for such Trust.

Conversion or Exchange Rights

        The terms on which trust preferred securities of any series are convertible into or exchangeable for our common stock or our other securities will be set forth in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions that adjust the number of shares of our common stock or our other securities that holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

        A Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body ("Merger Event"), except as described below. A Trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its trust preferred and trust common securities or the other Trustees, consolidate, amalgamate, merge with or into, or be replaced by another Trust, provided that:

  •
  the successor entity either

  (1)
  assumes all of the obligations of the Trust relating to its trust preferred and trust common securities or

  (2)
  substitutes for the Trust's trust preferred and trust common securities other securities substantially similar to those trust preferred and trust common securities ("successor securities"), so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

  •
  UnionBanCal Corporation acknowledges a trustee of any successor entity who has the same powers and duties as the Property Trustee of the Trust as the holder of the particular series of debt securities;

  •
  the trust preferred securities are listed, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization that the trust preferred securities are then listed, if any;

  •
  the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

  •
  the Merger Event does not cause the preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

  •
  the successor entity has a purpose identical to that of the Trust;

  •
  prior to the Merger Event, UnionBanCal Corporation has received an opinion of counsel from a nationally recognized law firm stating that (a) such Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect and (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

  •
  UnionBanCal Corporation guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable trust preferred securities guarantee and the guarantee of the common securities for the Trust, if any.

        In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Declarations

        The holders of trust preferred securities have no voting rights except as discussed under "—Mergers, Consolidations or Amalgamations of the Trust," and "Description of the Trust Preferred Securities Guarantees—Amendments and Assignment," and as otherwise required by law and the trust declaration for the applicable Trust.

        A trust declaration may be amended if approved by a majority of the Regular Trustees, and in limited circumstances, the Property Trustee, of the applicable Trust. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

    (1)
    any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to the trust declaration or otherwise; or

    (2)
    the dissolution, winding-up or termination of the Trust other than pursuant to the terms of its trust declaration,

then the holders of the Trust's trust preferred and trust common securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

        If any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, specified provisions of the trust declaration may not be amended without the consent of all holders of the Trust's trust preferred and trust common securities.

        No amendment may be made to a trust declaration if the amendment would:

  •
  cause the related Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

  •
  reduce or otherwise adversely affect the powers of the related Property Trustee, unless approved by that Property Trustee; or

  •
  cause the related Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

        The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the Trust; or

  •
  direct the exercise of any trust or power conferred upon such Property Trustee under that Trust's trust declaration, including the right to direct the Property Trustee, as the holder of a series of debt securities, to

  (1)
  exercise the remedies available under the indenture with respect to such debt securities,

  (2)
  waive any event of default under the indenture that is waivable,

  (3)
  cancel an acceleration of the principal of the debt securities, or

  (4)
  consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under the indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the Property Trustee to declare the debt securities immediately due and payable. If, however, the indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a "super-majority"), then the Property Trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, the Property Trustee must obtain an opinion of counsel from a nationally recognized law firm stating that the action would not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

        The Property Trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice received from the indenture trustee with respect to the debt securities held by the Trust.

        As described in each trust declaration, the Property Trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

        If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

    (1)
    we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

    (2)
    any trust preferred securities owned by us, the Regular Trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

        Each Property Trustee will be unaffiliated with UnionBanCal Corporation and BTM. For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of an event of default under the trust declaration of the applicable Trust, undertakes to perform only those duties that are specifically set forth in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following an event of default under the trust declaration.

Miscellaneous

        The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

  •
  the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  •
  the Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

  •
  the debt securities held by the Trust will be treated as indebtedness of UnionBanCal Corporation for U.S. federal income tax purposes.

        UnionBanCal Corporation and the trustees of a Trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or trust declaration) that we and the trustees of such Trust determine to be necessary or desirable for such purposes.

        Holders of trust preferred securities have no preemptive or similar rights.

        A Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

        The Property Trustee will promptly make distributions to the holders of the Trust's preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

        Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The debt securities we offer will be issued under an indenture between us and Bank One Trust Company, N.A., acting as trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  •
  the title;

  •
  the aggregate principal amount;

  •
  whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which principal is payable;

  •
  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  the currency or currencies of payment of principal or interest;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

  •
  any other specific terms of any debt securities.

        The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Junior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities or property of UnionBanCal Corporation. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of UnionBanCal Corporation or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture, means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period by UnionBanCal Corporation in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to make sinking fund payments when due;

  •
  failure to perform any other covenant for 90 days after notice that performance was required;

  •
  events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation; or

  •
  any other Event of Default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

        Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

        If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of that default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        We will be required to file annually with the Trustee a certificate, signed by an officer of UnionBanCal Corporation, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee or,

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of UnionBanCal Corporation, the trustee or any other agent of UnionBanCal Corporation or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject the discharge and defeasance provisions of the indenture.

        We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series;

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law; and

  •
  we deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance as a preferential transfer under the U.S. Bankruptcy Code (except with respect to any holder that is an "insider" within the meaning of the U.S. Bankruptcy Code).

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series; and

  •
  evidence and provide for the acceptance of appointment by a successor trustee.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;

  •
  alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of UnionBanCal Corporation, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future shareholder, officer or director, of UnionBanCal Corporation or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

        The following description of the trust preferred securities guarantees does not purport to be complete and is subject to and qualified in its entirety by reference to our guarantee of the preferred securities issued by each Trust. We have filed forms of the trust preferred securities guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the applicable trust preferred securities guarantee as it, and not this description, defines your rights as a beneficiary of the trust preferred securities guarantees.

General

        We will execute a trust preferred securities guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, Bank One Trust Company, N.A. will act as indenture trustee under each trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each trust preferred securities guarantee for the benefit of the trust preferred securities holders of the applicable Trust.

        We will agree, as described in each trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments (as defined), except to the extent previously paid, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, to the extent not paid by a Trust (the "Guarantee Payments"), will be covered by the applicable trust preferred securities guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that the Trust has funds available to make the payment;

  •
  the redemption price, to the extent that the Trust has funds available to make the payment; and

  •
  upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all such trust preferred securities), the lesser of

    (1)
    the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds available to make the payment; and

    (2)
    the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the Trust ("Liquidation Payment").

        Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

        No single document executed by UnionBanCal Corporation relating to the issuance of trust preferred securities will provide for its full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the indenture and the applicable trust preferred securities guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its trust preferred securities.

Status of the Trust Preferred Securities Guarantees

        Each trust preferred securities guarantee will constitute an unsecured obligation of UnionBanCal Corporation and will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to its obligations under a trust preferred securities guarantee;

  •
  equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to our common stock.

        Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the trust preferred securities guarantee. Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity. A trust preferred securities guarantee will not be discharged except:

  •
  upon payment of the Guarantee Payments in full if not previously paid;

  •
  upon distribution of the underlying securities to the holders of trust preferred securities upon any conversion or exchange of the holder's trust preferred securities into the designated securities, if applicable; or

  •
  upon distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration.

Amendments and Assignment

        Changes to a trust preferred securities guarantee that do not adversely affect the rights of holders of trust preferred securities in any material respect may be made without the consent of those holders. Otherwise, a trust preferred securities guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the affected trust preferred securities, excluding any affected trust preferred securities held by us or any of our affiliates. A description of the way to obtain any approval is described under "Description of the Trust Preferred Securities—Voting

Rights; Amendment of Declarations." All guarantees and agreements contained in the trust preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Trust Preferred Securities Guarantee Events of Default

        An event of default under a trust preferred securities guarantee occurs if:

  •
  we fail to make any of our required payments or perform our obligations under the guarantee; or

  •
  we fail to deliver the designated securities upon an appropriate election by the holder of related trust preferred securities to convert or exchange the trust preferred securities into the designated securities, if applicable.

        The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each trust preferred securities guarantee, excluding any trust preferred securities held by us or any of our affiliates, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to such trust preferred securities guarantee or to direct the exercise of any trust or power given to the trustee under such trust preferred securities guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

        The trustee under a trust preferred securities guarantee, other than during the occurrence and continuation of a default under the trust preferred securities guarantee, will only perform the duties that are specifically described in such guarantee. After such a default, the trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of its powers as described in the applicable trust preferred securities guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Trust Preferred Securities Guarantee

        Each trust preferred securities guarantee will terminate once the applicable trust preferred securities are paid in full upon distribution of the underlying securities to the holders of trust preferred securities, upon any conversion or exchange of the holder's trust preferred securities into the designated securities, if applicable, or upon distribution of the corresponding series of debt securities to the holders of the applicable trust preferred securities. Each trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

Miscellaneous

        We will pay all fees and expenses related to:

  •
  the offering of the trust preferred securities and the related series of debt securities;

  •
  the organization, maintenance and dissolution of a Trust;

  •
  the retention of the trustees; and

  •
  the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Governing Law

        The trust preferred securities guarantees will be governed by, and construed in accordance with, the laws of the state of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY EACH TRUST

        We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, to the extent the applicable Trust has funds available for the payments, as described under "Description of the Trust Preferred Securities Guarantees." No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for its full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable trust preferred securities guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

        As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  •
  we will pay for any and all costs, expenses and liabilities of each Trust except such Trust's obligations under its trust preferred securities; and

  •
  each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

        If and to the extent that we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your pro rata share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust's trust declaration to the extent we make a payment to you in any legal action.

        A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

PLAN OF DISTRIBUTION

        UnionBanCal Corporation may sell common stock, preferred stock, depositary shares or any series of debt securities and a Trust may sell trust preferred securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to UnionBanCal Corporation or the applicable Trust, as the case may be, from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, UnionBanCal Corporation and/or a Trust, as the case may be, will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by UnionBanCal Corporation to one or more institutional purchasers, or through agents designated by UnionBanCal Corporation from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by UnionBanCal Corporation to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us and/or a Trust to indemnification by us and/or a Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange or the Nasdaq Stock Market. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom UnionBanCal Corporation or a Trust sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL OPINIONS

        The validity of the securities being offered hereby is being passed upon for UnionBanCal Corporation and each Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from UnionBanCal Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated in this prospectus by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for previously recognized goodwill and other intangible assets), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

        The following table sets forth the expenses to be borne by UnionBanCal Corporation in connection with the offerings described in this Registration Statement. All expenses, other than the SEC registration fee, are estimates.

SEC Registration Fee	$25,300
Transfer Agents, Trustees and Depositary's Fees and Expenses	$50,000
Printing and Engraving Fees and Expenses	$100,000
Accounting Fees and Expenses	$500,000
Stock Exchange Listing Fees	$50,000
Legal Fees	$500,000
Rating Agency Fees	$300,000
Miscellaneous	$24,700

Total	$1,550,000

Item 15. Indemnification Of Directors And Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

        UnionBanCal's Restated Certificate of Incorporation provides that a director of UnionBanCal shall not be personally liable to UnionBanCal or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. UnionBanCal's Restated Certificate of Incorporation also provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the liability of directors, then the liability of a director of UnionBanCal, in addition to the limitation on personal liability provided in UnionBanCal's Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

        UnionBanCal's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by applicable law, UnionBanCal is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees or agents of UnionBanCal (and any other persons to which Delaware law permits the corporation to provide indemnification and advancement) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to UnionBanCal, its stockholders, and others and subject to the limits on indemnification and advancement provided in Part 359 of Title 12 of the Code of Federal Regulations, which is included in the regulations of the Federal Deposit Insurance Corporation, whereby a bank holding company or an insured depository institution may not provide for indemnification of its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

        UnionBanCal's Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UnionBanCal) by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The Bylaws provide that UnionBanCal may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UnionBanCal to procure a judgment in its favor by reason of the fact that he or she is or was an officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and expenses) actually or reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UnionBanCal unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of UnionBanCal, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bylaws provide that to the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The Bylaws provide that UnionBanCal shall indemnify, to the fullest extent permitted by applicable law as such may be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the Board of Directors of UnionBanCal, or is or was serving at the request of UnionBanCal as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that UnionBanCal is not authorized to provide indemnification of any director (1) for any breach of the director's duty of loyalty to UnionBanCal or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. The Bylaws provide that UnionBanCal shall advance expenses incurred or to be incurred in defending any such proceeding to any such director. The Bylaws contain procedures with respect to advancement of expenses and the right to indemnification of directors and provide that the rights to indemnification of, and the advancement of expenses to, directors are contract rights and provide that directors may bring suit against UnionBanCal, in certain cases, to recover unpaid claims for indemnification and advancement of expenses.

        The Bylaws provide that UnionBanCal may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of UnionBanCal, or is or was serving at the request of UnionBanCal as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not UnionBanCal would have the power to indemnify him or her against such liability. However, the Bylaws provide that UnionBanCal may not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by Part 359 of Title 12 of the Code of Federal Regulations.

        The trust declaration of each Trust provides that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of such Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any officer, employee or agent of such Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of UnionBanCal Corporation or its affiliates or to any holders of trust preferred securities of such Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the trust declaration of such Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of such Trust, negligence) or willful misconduct with respect to such acts or omissions. Each trust declaration also provides that, to the fullest extent permitted by applicable law, UnionBanCal Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was an Indemnified Person, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, each trust declaration provides that, to the fullest extent permitted by law, UnionBanCal Corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. Each trust declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by UnionBanCal Corporation prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by UnionBanCal Corporation of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such trust declaration.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement
4.1	Restated Certificate of Incorporation of UnionBanCal Corporation (incorporated by reference to Annex B of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.2	Bylaws of UnionBanCal Corporation (incorporated by reference to Annex C of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.3*	Specimen certificate representing shares of Common Stock
4.4	Corrected Certificate of Trust of UnionBanCal Finance Trust II(1)
4.5	Corrected Certificate of Trust of UnionBanCal Finance Trust III(1)
4.6	Corrected Certificate of Trust of UnionBanCal Finance Trust IV(1)
4.7	Declaration of Trust of UnionBanCal Finance Trust II(1)
4.8	Declaration of Trust of UnionBanCal Finance Trust III(1)
4.9	Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.10	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II(1)
4.11	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III(1)
4.12	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.13	Indenture, dated as of February 19, 1999, between UnionBanCal Corporation and Bank One Trust Company, N.A., as indenture trustee(2)
4.14*	Supplemental Indenture or Other Instrument Creating a Series of Debt Securities Under the Indenture
4.15	Form of Trust Preferred Security (included in Exhibit 4.10, 4.11 and 4.12)
4.16	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II(1)
4.17	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III(1)
4.18	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV(1)
4.19*	Form of Preferred Stock

4.20	Form of Deposit Agreement(1)
4.21	Form of Depositary Share (included in Exhibit 4.20)(1)
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Common Stock, Preferred Stock, Debt Securities, Trust Preferred Securities and Trust Preferred Securities Guarantees
8.1*	Opinion of counsel as to certain tax matters
12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends of UnionBanCal Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Auditors
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors of UnionBanCal Corporation
25.1*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Trustee under the Indenture
25.2*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust II
25.3*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust III
25.4*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust IV
25.5*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II
25.6*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III
25.7*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

(1)
Incorporated by reference to UnionBanCal Corporation's Registration Statement on Form S-3 (No. 333-67581), originally filed November 19, 1998.

(2)
Incorporated by reference to UnionBanCal Corporation's Current Report on Form 8-K filed February 19, 1999.

Item 17. Undertakings

  (A)
  The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percentage change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement;

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B)
  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants pursuant to the provisions set forth in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the registrants of expenses incurred or paid by a director, officer or controlling person of one of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of September, 2003.

UNIONBANCAL CORPORATION
By:	/s/ DAVID I. MATSON David I. Matson Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on September 30, 2003.

/s/ NORIMICHI KANARI Norimichi Kanari	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DAVID I. MATSON David I. Matson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ DAVID A. ANDERSON David A. Anderson	Senior Vice President and Controller (Principal Accounting Officer)
David R. Andrews	Director
* L. Dale Crandall	Director
* Richard D. Farman	Director
* Stanley F. Farrar	Director
* Michael J. Gillfillan	Director
* Richard C. Hartnack	Director
* Kaoru Hayama	Director

Satoru Kishi	Director
* Monica C. Lozano	Director
* Mary S. Metz	Director
* Takahiro Moriguchi	Director
* J. Fernando Niebla	Director
* Charles R. Rinehart	Director
Carl W. Robertson	Director
* Takaharu Saegusa	Director
* Robert M. Walker	Director
*By:	/s/ DAVID I. MATSON David I. Matson	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 30th day of September, 2003.

UNIONBANCAL FINANCE TRUST II
By:	UnionBanCal Corporation, as Sponsor
By:	/s/ DAVID I. MATSON Name: David I. Matson Title: Executive Vice President and Chief Financial Officer
UNIONBANCAL FINANCE TRUST III
By:	UnionBanCal Corporation, as Sponsor
By:	/s/ DAVID I. MATSON Name: David I. Matson Title: Executive Vice President and Chief Financial Officer
UNIONBANCAL FINANCE TRUST IV
By:	UnionBanCal Corporation, as Sponsor
By:	/s/ DAVID I. MATSON Name: David I. Matson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement
4.1	Restated Certificate of Incorporation of UnionBanCal Corporation (incorporated by reference to Annex B of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.2	Bylaws of UnionBanCal Corporation (incorporated by reference to Annex C of UnionBanCal Corporation's Definitive Proxy Statement filed on March 20, 2003)
4.3*	Specimen certificate representing shares of Common Stock
4.4	Corrected Certificate of Trust of UnionBanCal Finance Trust II(1)
4.5	Corrected Certificate of Trust of UnionBanCal Finance Trust III(1)
4.6	Corrected Certificate of Trust of UnionBanCal Finance Trust IV(1)
4.7	Declaration of Trust of UnionBanCal Finance Trust II(1)
4.8	Declaration of Trust of UnionBanCal Finance Trust III(1)
4.9	Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.10	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust II(1)
4.11	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust III(1)
4.12	Form of Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV(1)
4.13	Indenture, dated as of February 19, 1999, between UnionBanCal Corporation and Bank One Trust Company, N.A., as indenture trustee(2)
4.14*	Supplemental Indenture or Other Instrument Creating a Series of Debt Securities Under the Indenture
4.15	Form of Trust Preferred Security (included in Exhibit 4.10, 4.11 and 4.12)
4.16	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II(1)
4.17	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III(1)
4.18	Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV(1)
4.19*	Form of Preferred Stock
4.20	Form of Deposit Agreement(1)
4.21	Form of Depositary Share (included in Exhibit 4.20)(1)
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Common Stock, Preferred Stock, Debt Securities, Trust Preferred Securities and Trust Preferred Securities Guarantees
8.1*	Opinion of counsel as to certain tax matters
12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends of UnionBanCal Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Auditors
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors of UnionBanCal Corporation
25.1*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Trustee under the Indenture
25.2*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust II
25.3*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust III
25.4*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Property Trustee under the Declaration of Trust of UnionBanCal Finance Trust IV

25.5*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust II
25.6*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust III
25.7*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of Bank One Trust Company, N.A., as Guarantee Trustee under the Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities to be issued by UnionBanCal Finance Trust IV

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

(1)
Incorporated by reference to UnionBanCal Corporation's Registration Statement on Form S-3 (No. 333-67581), originally filed November 19, 1998.

(2)
Incorporated by reference to UnionBanCal Corporation's Current Report on Form 8-K filed February 19, 1999.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
UNIONBANCAL CORPORATION
THE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX